As filed with the Securities and Exchange Commission on July 31, 2007
REGISTRATION NO. 333 —

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933
AMICAS, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-2248411
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
20 Guest Street, Suite 400
Boston, Massachusetts 02135
(Address, Including Zip Code, of Principal Executive Offices)
AMICAS, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN
(Full Titles of the Plan)
Stephen N. Kahane, M.D., M.S.
20 Guest Street, Suite 400
Boston, Massachusetts 02135
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)
Copies to:
Darin P. Smith, Esq.
Wendy B. Silverman, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
(617) 542-6000
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered(1)	Per Share (2)	Offering Price (2)	Fee
Common Stock, $0.001 par value	750,000 shares	$3.47	$2,602,500	$79.90
Rights to purchase Series B Preferred Stock	(3)	(3)	(3)	None

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be purchased under the AMICAS, Inc. 2007 Employee Stock Purchase Plan (the “2007 Stock Plan”). The maximum number of shares which may be purchased under the 2007 Stock Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2007 Stock Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be otherwise issuable after the operation of any such anti-dilution and other provisions of the 2007 Stock Plan.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on July 27, 2007.

(3)	No separate consideration will be received for the Rights to purchase Series B Preferred Stock (the “Rights”).

EXPLANATORY NOTE
     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers to purchase Common Stock pursuant to the 2007 Stock Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 16, 2007 (File No. 000-25311).

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed with the Commission on May 10, 2007 (File No. 000-25311).

3.	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 10, 2007 (File No. 000-25311).

4.	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 15, 2007 (File No. 000-25311).

5.	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 30, 2007 (except with respect to the items reported under Item 2.02 of such Form 8-K) (File No. 000- 25311).

6.	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 1, 2007 (except with respect to the items reported under Item 2.02 of such Form 8-K) (File No. 000- 25311).

7.	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 7, 2007 (File No. 000-25311).

8.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-25311) filed with the Commission on January 28, 1999 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

9.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-12799) filed with the Commission on March 12, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

10.	The description of the Rights under the Registrant’s Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-25311) filed with the Commission on April 2, 2003 under the Exchange Act, including any amendment or report for the purpose of updating such description.

11.	The description of the Rights under the Registrant’s Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-12799) filed with the Commission on January 3, 2003 under the Exchange Act, including any amendment or report for the purpose of updating such description.
     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (“Mintz Levin”).
Item 6. Indemnification of Directors and Officers.
     The Registrant’s bylaws provide that the Registrant shall, to the full extent and under the circumstances permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is, was or is about to become an officer, director, employee or agent of the Registrant or another enterprise in which the Registrant owns or owned, directly or indirectly, an equity interest or of which it may be a creditor. The Registrant shall pay the expenses (including attorneys’ fees) incurred by a person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made by the Registrant only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.
     In addition, the Registrant’s certificate of incorporation eliminates or limits personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.
     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends, repurchasing stock or redeeming stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. This Section further provides that a corporation shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when the applicable provision in the Registrant’s certificate of incorporation became effective.
     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action, suit or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such person is fairly and reasonably entitled to indemnification or as the court deems proper.
     As permitted under Delaware law, the Registrant has agreements under which it indemnifies its executive officers and directors for certain events or occurrences while the officer or director is or was serving at the Registrant’s request in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Registrant could be required to make under these indemnification agreements is unlimited; however, the Registrant maintains a director and officer insurance policy that limits its exposure and enables it to recover a portion of any future amounts paid.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description
4.1	Certificate of Incorporation of InfoCure Corporation with all amendments (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000) (Registration No. 000-25311).

4.2	Second Amended and Restated Bylaws of InfoCure (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000) (Registration No. 000-25311).

4.3	Specimen Certificate for shares of common stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 30, 2005) (Registration No. 000-25311).

4.4	Rights Agreement, including all exhibits, dated as of December 5, 2002, between VitalWorks, Inc. and StockTrans, Inc., as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 9, 2002) (Registration No. 000-25311).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2*	Consent of BDO Seidman, LLP, Independent Accountants.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	AMICAS, Inc. 2007 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2007 (Registration No. 000-25311).

* Filed herewith
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;
     Provided, however, That:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on July 31, 2007

AMICAS, INC.
By:	/s/ Stephen N. Kahane, M.D., M.S.
	Name:	Stephen N. Kahane, M.D., M.S.
	Title:	Chief Executive Officer and Chairman

     Each person whose signature appears below constitutes and appoints Stephen N. Kahane, M.D., M.S. and Joseph D. Hill, and each of them singly, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of AMICAS, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen N. Kahane, M.D., M.S. Stephen N. Kahane, M.D., M.S.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 31, 2007
/s/ Joseph D. Hill Joseph D. Hill	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2007

/s/ Phillip M. Berman, M.D. Phillip M. Berman, M.D.	Director	July 31, 2007

/s/ Stephen J. Denelsky Stephen J. Denelsky	Director	July 31, 2007

/s/ Stephen J. Lifshatz Stephen J. Lifshatz	Director	July 31, 2007

Signature	Title	Date
/s/ David B. Shepherd	Director	July 31, 2007
David B. Shepherd

/s/ John J. Sviokla	Director	July 31, 2007
John J. Sviokla

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Certificate of Incorporation of InfoCure Corporation with all amendments (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000) (Registration No. 000-25311).

4.2	Second Amended and Restated Bylaws of InfoCure (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000) (Registration No. 000-25311).

4.3	Specimen Certificate for shares of common stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 30, 2005) (Registration No. 000-25311).

4.4	Rights Agreement, including all exhibits, dated as of December 5, 2002, between VitalWorks, Inc. and StockTrans, Inc., as Rights Agent (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 9, 2002) (Registration No. 000-25311).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2*	Consent of BDO Seidman, LLP, Independent Accountants.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	AMICAS, Inc. 2007 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2007 (Registration No. 000-25311).

* Filed herewith